Exhibit 1.01

EXHIBIT 1.01 – CONFLICT MINERALS REPORT

China Mobile Limited

Conflict Minerals Report

For The Year Ended December 31, 2017

This Conflict Minerals Report for China Mobile Limited (together with its consolidated subsidiaries, “China Mobile,” “we,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”), for the reporting period from January 1 to December 31, 2017 (the “Reporting Period”).

I.	Background
A.	Identification of Products Containing Conflict Minerals

Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules promulgated by the United States Securities and Exchange Commission (“SEC”) thereunder (collectively, the “Conflict Minerals Rule”) impose disclosure and due diligence requirements on SEC-reporting issuers that manufacture or contract to manufacture products that contain “conflict minerals” that are necessary to the functionality or production of those products. Conflict minerals are defined under the Conflict Minerals Rule to include tin, tantalum, tungsten and gold.

China Mobile is a telecommunications services provider, operating mainly in the People’s Republic of China. In its ordinary course of business, China Mobile and its subsidiaries engage in the sale of certain telecommunications equipment and terminals (“Products”). No Products are manufactured by China Mobile, but some Products are contracted by China Mobile Group Device Company Limited (“China Mobile Device”), China Mobile IoT Company Limited (“China Mobile IoT”) and China Mobile (Hangzhou) Information Technology Company Limited (“Hangzhou R&D”), Government and Enterprise Service Company (“G&E”) and MIGU Co., Ltd. (“MIGU”), all of which are our wholly-owned subsidiaries, together, “Device Subsidiaries,” to be manufactured by third parties. See “Product Description.” China Mobile has determined that “conflict minerals” (also referred to herein as “3TG”) are necessary to the functionality or production of certain Products contracted by China Mobile to be manufactured by third parties on or after January 1, 2017.

B.	Reasonable Country of Origin Inquiry

China Mobile has conducted an inquiry that was designed to determine whether any of the 3TG in Products originated in the Democratic Republic of the Congo (the “DRC”) or an adjoining country as defined in the instructions to Form SD (collectively together with the DRC, the “Covered Countries”) or is from recycled or scrap sources. If, based on such inquiry, China Mobile knows or has reason to believe that any of the necessary conflict minerals contained in Products originated or may have originated in a Covered Country, and knows or has reason to believe that those necessary conflict minerals may not be solely from recycled or scrap sources, China Mobile will conduct due diligence to determine if the necessary conflict minerals contained in those Products did or did not directly or indirectly finance or benefit armed groups in the Covered Countries. Products which do not contain necessary conflict minerals that directly or indirectly finance or benefit armed groups in the Covered Countries are considered “DRC conflict free” by China Mobile after conducting its due diligence inquiry. As China Mobile is a downstream supplier of finished products and does not purchase from, and has no established commercial relationships with, smelters or refiners of conflict minerals, China Mobile’s reasonable country of origin inquiry (“RCOI”) focused on its direct suppliers. China Mobile was able to identify all of its direct suppliers of Products containing 3TG that have been contracted out by China Mobile to third party manufacturers. There were 69 direct suppliers identified in such inquiry during the Reporting Period.

For the RCOI survey, China Mobile adopted the Conflict Minerals Reporting Template (the “Conflict Minerals Reporting Template”) published by the Conflict-Free Sourcing Initiative (“CFSI”). China Mobile sent the template to the 69 identified direct suppliers and received responses from 62 of them. China Mobile further checked the names of the smelters and refiners identified in such responses against the CFSI Smelter Reference List and the list of smelters that have received a “conflict free” designation from the Conflict Free Smelter Program (“CFSP”) of CFSI (“CFSP-compliant Smelter List”) to determine whether any of the conflict minerals might originate in a Covered Country. The result of the RCOI survey did not reveal any conflict minerals that are used in Products and originated in a Covered Country and that are not from recycled or scrap sources.  However, there was a risk that conflict minerals used in Products may have originated in a Covered Country and may not be from recycled or scrap sources. Therefore, as required by Item 1.01(c) of Form SD, we conducted due diligence on the source and chain of custody of the conflict minerals contained in Products supplied to us by our direct suppliers for the Reporting Period.

II.	Due Diligence
A.	Design of Due Diligence

China Mobile has undertaken due diligence measures to investigate the source and chain of custody of the 3TG in Products. China Mobile’s conflict minerals due diligence measures are being designed in conformance with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (2016) (the “OECD Guidance”), an internationally recognized due diligence framework, as applicable for tin, tantalum, tungsten, gold and “downstream companies,” as such term is defined in the OECD Guidance.

The OECD Guidance sets forth the following five steps for establishing a responsible supply chain: (i) establishing strong company management systems, (ii) identifying and assessing risks in the supply chain, (iii) designing and implementing a strategy to respond to identified risks, (iv) carrying out independent third party audit of supply chain due diligence at identified points in the supply chain, and (v) reporting annually on supply chain due diligence.

B.	Due Diligence Measures

(i)	Establish strong company management systems:

a.

China Mobile published the Policy for a Responsible Supply Chain of Conflict Minerals and Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas in 2016, aiming at responsible procurement. The policy sets forth China Mobile’s goal to procure and use materials free from conflict minerals originated from Covered Countries and to achieve such goal by conducting source-tracing supply chain inquiries and strengthening cooperation with suppliers. The guidelines lay out certain detailed steps and specific measures China Mobile is required to undertake to carry out conflict minerals due diligence.

b.

Since February 2016, the discipline, inspection and audit department of China Mobile Device has become a member of the conflict minerals working group and led the relevant due diligence work in order to streamline the conflict minerals due diligence procedures. In addition, since February 2016, conflict minerals research briefings have become part of the regular agenda at the general managers’ meeting and the reports of briefings are submitted regularly for the review and approval by the management of China Mobile Device. In March 2017 China Mobile also established a dedicated team of personnel for handling this conflict minerals matter. This team comprises of personnel from China Mobile’s Legal and Regulatory Department, procurement division and the Device Subsidiaries. As the lead department in charge of compliance management, the Legal and Regulatory Department formulated China Mobile’s compliance management planning in 2017 and required the relevant subsidiaries to initiate the process of establishing its conflict minerals compliance mechanism in accordance with the Conflict Minerals Rule as soon as practicable.

c.	China Mobile gathers information using the CFSI Conflict Minerals Reporting Template sent to its direct suppliers to determine the chain of custody of 3TG contained in Products.

d.

The Device Subsidiaries communicated and will continue to communicate to their suppliers that China Mobile based on its policy does not purchase nor support use of conflict minerals originated in Covered Countries, and required its suppliers not to purchase conflict minerals originated in Covered Countries and to commit to extending such requirements to their suppliers. Moreover, China Mobile Device and Hangzhou R&D have incorporated a term on conflict minerals into their supplier contracts whereby the suppliers represent to China Mobile that their products and packaging do not contain any conflict minerals originated in any Covered Country. G&E, China Mobile IoT and MIGU intend to incorporate such term to their supplier contracts.

e.

China Mobile communicated with and educated relevant personnel from China Mobile group companies and suppliers regarding the SEC conflict minerals disclosure requirements and China Mobile’s conflict minerals policy. China Mobile also communicated its guidelines for conflict minerals due diligence procedures to China Mobile group companies.

(ii)	Identify and assess risks in the supply chain:

a.

China Mobile Device is an entity engaging in the procurement and distribution of mobile telephones, tablets and other devices. China Mobile IoT is an entity that operates IoT network and OneNET, an IoT open platform, designs and develops IoT modules and chips, develops IoT solutions and featured IoT products such as Internet of vehicle, smart home devices and smart wearables. Hangzhou R&D is an entity that engages in developing network equipment as well as providing information technology support for mobile terminals, software and related services. G&E mainly engages in the sales of information technology products to, and providing end-to-end services for, corporate customers such as governmental agencies and large enterprises, and nationwide corporate product integration and promotion. MIGU is established for the provision, operation and service integration of digital content products, which includes music, video, reading, games and animation businesses. China Mobile has requested the direct suppliers from which the Device Subsidiaries procured any Product containing 3TG that have been contracted by China Mobile to be manufactured by third parties to respond to the supply chain survey.

b.

China Mobile adopted the Conflict Minerals Reporting Template published by CFSI for purposes of the supply chain survey. China Mobile followed up with direct suppliers to obtain complete responses to the supply chain survey, verified the collected responses, and inquired about any discrepancies in the response provided. The status of the supply chain survey and due diligence has been reported to China Mobile’s Legal and Regulatory Department, which is considering actions to mitigate the supply chain risks identified, such as those described in “– Risk Mitigation Steps China Mobile Takes”. In assessing the risk in its supply chain, China Mobile concluded that because suppliers of certain Products containing 3TG may have provided incomplete information regarding metal origins and conflict-free sourcing to China Mobile and the reliability of the information provided has yet to be verified, there could be risks that certain 3TG used in the manufacturing might have originated in the Covered Countries and may not have originated from recycled or scrap sources.

(iii)	Design and implement a strategy to respond to identified risks:

a.

In accordance with China Mobile’s guidelines for conflict minerals due diligence procedures, findings of the supply chain risk assessment are reported annually to the designated senior management and the Audit Committee of China Mobile.

b.

To evaluate and respond to identified risks, China Mobile relies on the suppliers’ responses to the Conflict Minerals Reporting Template, CFSI Smelter Reference List and the CFSP-compliant Smelter List. Since 2015, China Mobile has compared the names of the smelters and refiners identified in such responses against the CFSI Smelter Reference List and the CFSP-compliant Smelter List to identify the smelters and refiners that had not received a “conflict free” designation from CFSP and followed up with the suppliers to obtain further information on the identified smelters and refiners.

c.	Pursuant to its Policy for a Responsible Supply chain of Conflict Minerals and its guidelines for conflict minerals due diligence procedures, China Mobile shall temporarily suspend trade in order to achieve measurable risk mitigation, or terminate its relationship with a supplier after risk mitigation attempts fail or where risk mitigation is not feasible, and terminate as soon as commercially practicable a procurement plan if China Mobile becomes aware of any procured material containing conflict minerals originated from Covered Countries. As of the filing date of this report, we have not identified any such suppliers.

(iv)	Carry out independent third party audit of supply chain due diligence at identified points in the supply chain:

a.

As a downstream supplier of finished products, China Mobile has no direct commercial relationships with smelters. In addition, for production completed during the Reporting Period, China Mobile did not receive sufficient information from its direct suppliers regarding the identity of smelters from which the minerals were derived.

b.	China Mobile’s due diligence efforts rely on cross-industry initiatives, such as the CFSI, to conduct audits of the due diligence practices of the smelters and refiners.

(v)	Report annually on supply chain due diligence:
a.

China Mobile is reporting annually on its supply chain due diligence by preparing this Conflict Minerals Report to disclose the description of the measures taken to determine the source and chain of custody of any of the necessary conflict minerals contained in China Mobile’s products, as well as the results of China Mobile’s due diligence. This Conflict Minerals Report is available on China Mobile’s corporate website (http://www.chinamobileltd.com/en/ir/sec.php). The information contained in such website is not a part of this Form SD.

C.	Risk Mitigation Steps China Mobile Takes

The due diligence process discussed above is an ongoing process. At this time, China Mobile takes the following actions to improve the due diligence conducted to further mitigate any risk that conflict minerals in Products necessary to the functionality or production of Products could benefit or finance armed groups in the Covered Countries.

(i)

China Mobile supports cross-industry initiatives to define and improve industry best practices and improve China Mobile’s influence and leverage over the supply chain in accordance with the OECD Guidance.

(ii)	China Mobile works with its direct suppliers and direct them to obtain responses from all lower tier suppliers subject to the RCOI survey, and to improve the content of the RCOI survey responses.
(iii)

China Mobile communicates its policy regarding conflict minerals to its suppliers and strives to incorporate such policy into future contract terms and specifications with its suppliers. China Mobile also explains the procedures of its RCOI survey in the supplier meetings and requests suppliers to cooperate with its effort to identify the source of the necessary conflict minerals.

III.	Product Description

Based on the due diligence efforts as described above in this report, China Mobile has determined the following Products to be “DRC conflict free” for the Reporting Period:

Product/Model	Description
F1/ F1s	Mobile Phone

Product/Model	Description
CM101s/ CM101s-2	Set-Top Box
CM201-2/ CM201s-2/ CM201z	Set-Top Box
CM301	Set-Top Box
MG100	Set-Top Box
MGTV55UKA	LCD TV
MGTV43UKA	LCD TV
MGTV32QKA	LCD TV
HB151	Assistant Speaker
2P-2E-2G-V01	Smart Road Lamp Control
M820G-RS/ M830G-RS	Module
CMIOT-AF-BJ-Y-01	One-Touch Alarm
CMIOT-SC-EB-CC-01	Smart Internet Gateway
CMIOT-SC-EB-CC-02	Smart Charging Terminal
CMIOT-SC-EB-CC-03	Smart Internet Gateway
CMIOT-DW-CD-A-01	Smart Navigation Assistance System for Special Population
CMIOT-SC-EB-CC-04	Smart Charging Terminal for Electric Bicycles
M5310	Module
M6220-Hokuto/ M6220-STD	Module
M6211/ M6311	Module
GM219-S	GPON ONU
GM619/ GM619-H	GPON ONU
ZY-365/366/368/369	Router
M301	Smart Set-Top Box
S20	Car Rearview Mirror
C12e	IP Camera
CM01/CM02/ CM21	Cloud-mirror Driving Recorder
GM219-S	Smart Internet Gateway III
GM619	Smart Internet Gateway II
GM619-H	Smart Internet Gateway I
CR01/ CR02	Driving Recorder
HM201	Smart Set-Top Box
M301H	Smart Set-Top Box
ZNCZ11LM	Smart Socket
MCCGQ11LM	Door Sensor
RTCGQ11LM	Human Sensor
WSDCGQ11LM	Environmental Sensor

Product/Model	Description
WXKG11LM	Wireless Switch
DGNWG02LM	ZigBee Gateway
XCWS-D02-XD	Car Navigation System
DMU	Vehicle Datalogic

The suppliers of the Products listed above have identified the smelters and refiners in the supply chain that are sources of the necessary conflict minerals for the Products listed above. All of these smelters and refiners have received a “conflict free” designation from CFSP, and as a result of this finding, China Mobile came to its reasonable determination that the Products listed above are DRC conflict free.

China Mobile is unable to determine the source of the conflict minerals used in the following Products:

Product/Model	Description
MG101	Set-Top Box
CM101h/ CM102	Set-Top Box
CM201-1	Set-Top Box
CM113-H/ CM113-Z	Smart Home Gateway
CM111Z/ CM112Z	Smart Home Gateway
GS3202	Smart Home Gateway
C1/C2/C3	Smart Watch for Kids
C12/C13/C13c/C15/C20/C21	Camera
A3s	Mobile Phone
F2	Mobile Phone
N3	Mobile Phone
T1	Television
T01CM16	4G T-Box
M101	Smart Set-Top box
M6312/ M6311-R	Module
R611	Smart Rear-View Mirror
XCWS-D02	Car Navigation System

China Mobile’s efforts to determine the mine or location of origin with the greatest possible specificity are part of its due diligence, as described above in this report. Based on the information provided by suppliers, China Mobile believes that the facilities used to process the necessary conflict minerals in Products include the smelters and refiners listed in Annex I below.

Based on the due diligence efforts as described above in this report, China Mobile was not able to obtain sufficient information to conclusively determine the countries of origin of the necessary conflict minerals in its 28 Products mentioned above or whether such necessary conflict minerals are from recycled or scrap sources. However, based on the information provided by suppliers, China Mobile believes that the countries of origin of the necessary conflict minerals contained in its products include those countries listed in Annex II below.

Annex I

METAL	SMELTER OR REFINER NAME	FACILITY LOCATION	CONFLICT-FREE STATUS[1]
Gold	Abington Reldan Metals, LLC	USA	Unknown
Gold	Advanced Chemical Company	USA	Conflict-Free
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conflict-Free
Gold	Al Etihad Gold LLC	United Arab Emirates	Conflict-Free
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Conflict-Free
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conflict-Free
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conflict-Free
Gold	Argor-Heraeus S.A.	Switzerland	Conflict-Free
Gold	Asahi Pretec Corp.	Japan	Conflict-Free
Gold	Asahi Refining Canada Ltd.	Canada	Conflict-Free
Gold	Asahi Refining USA Inc.	USA	Conflict-Free
Gold	Asaka Riken Co., Ltd.	Japan	Conflict-Free
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Unknown
Gold	Aurubis AG	Germany	Conflict-Free
Gold	AU Traders and Refiners	South Africa	Conflict-Free
Gold	Bangalore Refinery	India	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conflict-Free
Gold	Boliden AB	Sweden	Conflict-Free
Gold	Caridad	Mexico	Unknown
Gold	Cendres + Metaux S.A.	Switzerland	Conflict-Free
Gold	C. Hafner GmbH + Co. KG	Germany	Conflict-Free
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Conflict-Free
Gold	Chimet S.p.A.	Italy	Conflict-Free
Gold	Chugai Mining	Japan	Unknown
Gold	Daejin Indus Co., Ltd.	Korea	Conflict-Free
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Unknown
Gold	DSC (Do Sung Corporation)	Korea	Conflict-Free
Gold	DODUCO Contacts and Refining GmbH	Germany	Conflict-Free
Gold	Dowa	Japan	Conflict-Free
Gold	DSC (Do Sung Corporation)	Korea	Conflict-Free

[1]	This categorization is based on the CFSP standards. All CFSP-compliant smelters or refiners are listed here as conflict-free.

METAL	SMELTER OR REFINER NAME	FACILITY LOCATION	CONFLICT-FREE STATUS[1]
Gold	Eco-System Recycling Co., Ltd.	Japan	Conflict-Free
Gold	Elemetal Refining, LLC	USA	Unknown
Gold	Emirates Gold DMCC	United Arab Emirates	Conflict-Free
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	Unknown
Gold	Geib Refining Corporation	USA	Conflict-Free
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Unknown
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conflict-Free
Gold	Guangdong Jinding Gold Limited	China	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Unknown
Gold	HeeSung Metal Ltd.	Korea	Conflict-Free
Gold	Heimerle + Meule GmbH	Germany	Conflict-Free
Gold	Heraeus Metals Hong Kong Ltd.	China	Conflict-Free
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Conflict-Free
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Unknown
Gold	HwaSeong CJ CO., LTD.	Korea	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conflict-Free
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conflict-Free
Gold	Istanbul Gold Refinery	Turkey	Conflict-Free
Gold	Italpreziosi	Italy	Conflict-Free
Gold	Japan Mint	Japan	Conflict-Free
Gold	Jiangxi Copper Co., Ltd.	China	Conflict-Free
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Conflict-Free
Gold	JSC Uralelectromed	Russian Federation	Conflict-Free
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conflict-Free
Gold	Kaloti Precious Metals	United Arab Emirates	Unknown
Gold	Kazakhmys Smelting LLC	Kazakhstan	Unknown
Gold	Kazzinc	Kazakhstan	Conflict-Free
Gold	Kennecott Utah Copper LLC	USA	Conflict-Free
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Unknown
Gold	Kojima Chemicals Co., Ltd.	Japan	Conflict-Free

METAL	SMELTER OR REFINER NAME	FACILITY LOCATION	CONFLICT-FREE STATUS[1]
Gold	Korea Zinc Co., Ltd.	Korea	Conflict-Free
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Conflict-Free
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	Unknown
Gold	L'azurde Company For Jewelry	Saudi Arabia	Unknown
Gold	Lingbao Gold Co., Ltd.	China	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Unknown
Gold	LS-NIKKO Copper Inc.	Korea	Conflict-Free
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Unknown
Gold	Materion	USA	Conflict-Free
Gold	Matsuda Sangyo Co., Ltd.	Japan	Conflict-Free
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conflict-Free
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conflict-Free
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conflict-Free
Gold	Metalor Technologies S.A.	Switzerland	Conflict-Free
Gold	Metalor USA Refining Corporation	USA	Conflict-Free
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conflict-Free
Gold	Mitsubishi Materials Corporation	Japan	Conflict-Free
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conflict-Free
Gold	MMTC-PAMP India Pvt., Ltd.	India	Conflict-Free
Gold	Modeltech Sdn Bhd	Malaysia	Unknown
Gold	Morris and Watson	New Zealand	Unknown
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Conflict-Free
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conflict-Free
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Unknown
Gold	Nihon Material Co., Ltd.	Japan	Conflict-Free
Gold	Norddeutsche Affinererie AG	Germany	Unknown
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conflict-Free
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conflict-Free
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	Conflict-Free
Gold	OJSC Novosibirsk Refinery	Russian Federation	Conflict-Free
Gold	PAMP S.A.	Switzerland	Conflict-Free
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Unknown

METAL	SMELTER OR REFINER NAME	FACILITY LOCATION	CONFLICT-FREE STATUS[1]
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Conflict-Free
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conflict-Free
Gold	PX Precinox S.A.	Switzerland	Conflict-Free
Gold	Rand Refinery (Pty) Ltd.	South Africa	Conflict-Free
Gold	Refinery of Seemine Gold Co., Ltd.	China	Unknown
Gold	Remondis Argentia B.V.	Netherlands	Unknown
Gold	Republic Metals Corporation	USA	Conflict-Free
Gold	Royal Canadian Mint	Canada	Conflict-Free
Gold	SAAMP	France	Conflict-Free
Gold	Sabin Metal Corp.	USA	Unknown
Gold	SAFINA A.S.	Czech Republic	Unknown
Gold	Samduck Precious Metals	Korea	Conflict-Free
Gold	Samwon Metals Corp.	Korea	Unknown
Gold	SAXONIA Edelmetalle GmbH	Germany	Conflict-Free
Gold	Schone Edelmetaal B.V.	Netherlands	Unknown
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Conflict-Free
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conflict-Free
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conflict-Free
Gold	Singway Technology Co., Ltd.	Taiwan	Conflict-Free
Gold	So Accurate Group, Inc.	USA	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Conflict-Free
Gold	Solar Applied Materials Technology Corp.	Taiwan	Conflict-Free
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conflict-Free
Gold	SungEel HiMetal Co., Ltd.	Korea	Conflict-Free
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conflict-Free
Gold	T.C.A S.p.A	Italy	Conflict-Free
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Conflict-Free
Gold	Tokuriki Honten Co., Ltd.	Japan	Conflict-Free
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Unknown
Gold	Tony Goetz NV	Belgium	Unknown
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Unknown
Gold	Torecom	Korea	Conflict-Free

METAL	SMELTER OR REFINER NAME	FACILITY LOCATION	CONFLICT-FREE STATUS[1]
Gold	Umicore Brasil Ltda.	Brazil	Conflict-Free
Gold	Umicore Precious Metals Thailand	Thailand	Conflict-Free
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conflict-Free
Gold	United Precious Metal Refining, Inc.	USA	Conflict-Free
Gold	Valcambi S.A.	Switzerland	Conflict-Free
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conflict-Free
Gold	WIELAND Edelmetalle GmbH	Germany	Conflict-Free
Gold	Yamakin Co., Ltd.	Japan	Conflict-Free
Gold	Yamamoto precious metal co., ltd.	Japan	Unknown
Gold	Yokohama Metal Co., Ltd.	Japan	Conflict-Free
Gold	Yunnan Copper Industry Co., Ltd.	China	unknown
Gold	Zhaoyuan Gold Group	China	Unknown
Gold	Zhao Yuan Gold Mine	China	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conflict-Free
Tantalum	Asaka Riken Co., Ltd.	Japan	Conflict-Free
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conflict-Free
Tantalum	Conghua Tantalum and Niobium Smeltry	China	Unknown
Tantalum	D Block Metals, LLC	USA	Conflict-Free
Tantalum	Douluoshan Sapphire Rare Metal Co Ltd	China	Unknown
Tantalum	Exotech Inc.	USA	Conflict-Free
Tantalum	F&X Electro-Materials Ltd.	China	Conflict-Free
Tantalum	FIR Metals & Resource Ltd.	China	Conflict-Free
Tantalum	Global Advanced Metals Boyertown	USA	Conflict-Free
Tantalum	Global Advanced Metals Aizu	Japan	Conflict-Free
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Conflict-Free
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Conflict-Free
Tantalum	H.C. Starck Co., Ltd.	Thailand	Conflict-Free
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	Conflict-Free
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Conflict-Free
Tantalum	H.C. Starck Inc.	USA	Conflict-Free
Tantalum	H.C. Starck Ltd.	Japan	Conflict-Free
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Conflict-Free
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conflict-Free
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conflict-Free

METAL	SMELTER OR REFINER NAME	FACILITY LOCATION	CONFLICT-FREE STATUS[1]
Tantalum	Jiangxi Tuohong New Raw Material	China	Conflict-Free
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conflict-Free
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China	Unknown
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conflict-Free
Tantalum	KEMET Blue Powder	USA	Conflict-Free
Tantalum	KEMET Blue Metals	Mexico	Conflict-Free
Tantalum	King-Tan Tantalum Industry Ltd.	China	Unknown
Tantalum	LSM Brasil S.A.	Brazil	Conflict-Free
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conflict-Free
Tantalum	Mineracao Taboca S.A.	Brazil	Conflict-Free
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conflict-Free
Tantalum	NPM Silmet AS	Estonia	Conflict-Free
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conflict-Free
Tantalum	Power Resources Ltd.	Macedonia	Conflict-Free
Tantalum	QuantumClean	USA	Conflict-Free
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conflict-Free
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conflict-Free
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Conflict-Free
Tantalum	Taki Chemical Co., Ltd.	Japan	Conflict-Free
Tantalum	Telex Metals	USA	Conflict-Free
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conflict-Free
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Conflict-Free
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	Unknown
Tin	Alpha	USA	Conflict-Free
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	Unknown
Tin	Chengfeng Metals Co Pte Ltd	China	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conflict-Free
Tin	China Rare Metal Material Co., Ltd.	China	Conflict-Free
Tin	China Tin Group Co., Ltd.	China	Conflict-Free
Tin	China Yunnan Tin Co Ltd.	China	Conflict-Free
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	Unknown
Tin	Cooperativa Metalurgica de Rondonia Ltda.	Brazil	Unknown
Tin	CV Ayi Jaya	Indonesia	Conflict-Free
Tin	CV Dua Sekawan	Indonesia	Conflict-Free

METAL	SMELTER OR REFINER NAME	FACILITY LOCATION	CONFLICT-FREE STATUS[1]
Tin	CV Gita Pesona	Indonesia	Conflict-Free
Tin	CV Serumpun Sebalai	Indonesia	Conflict-Free
Tin	CV Tiga Sekawan	Indonesia	Unknown
Tin	CV United Smelting	Indonesia	Conflict-Free
Tin	CV Venus Inti Perkasa	Indonesia	Conflict-Free
Tin	Dowa	Japan	Conflict-Free
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	Unknown
Tin	EM Vinto	Bolivia	Conflict-Free
Tin	Estanho de Rondonia S.A.	Brazil	Unknown
Tin	Fenix Metals	Poland	Conflict-Free
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	Conflict-Free
Tin	Gejiu Jinye Mineral Company	China	Conflict-Free
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Conflict-Free
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conflict-Free
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Conflict-Free
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Unknown
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conflict-Free
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Conflict-Free
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Conflict-Free
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Conflict-Free
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Conflict-Free
Tin	Liuzhou China Tin	China	Conflict-Free
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Conflict-Free
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conflict-Free
Tin	Melt Metais e Ligas S.A.	Brazil	Conflict-Free
Tin	Metallic Resources, Inc.	USA	Conflict-Free
Tin	Metallo Belgium N.V.	Belgium	Conflict-Free
Tin	Metallo Spain S.L.U.	Spain	Conflict-Free
Tin	Mineracao Taboca S.A.	Brazil	Conflict-Free
Tin	Minsur	Peru	Conflict-Free
Tin	Mitsubishi Materials Corporation	Japan	Conflict-Free
Tin	Modeltech Sdn Bhd	Malaysia	Unknown
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	Unknown

METAL	SMELTER OR REFINER NAME	FACILITY LOCATION	CONFLICT-FREE STATUS[1]
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conflict-Free
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conflict-Free
Tin	OMSA	Bolivia	Unknown
Tin	Operaciones Metalurgical S.A.	Bolivia	Conflict-Free
Tin	PT Aries Kencana Sejahtera	Indonesia	Conflict-Free
Tin	PT Artha Cipta Langgeng	Indonesia	Conflict-Free
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conflict-Free
Tin	PT Babel Inti Perkasa	Indonesia	Conflict-Free
Tin	PT Bangka Prima Tin	Indonesia	Conflict-Free
Tin	PT Bangka Tin Industry	Indonesia	Conflict-Free
Tin	PT Belitung Industri Sejahtera	Indonesia	Conflict-Free
Tin	PT Bukit Timah	Indonesia	Conflict-Free
Tin	PT DS Jaya Abadi	Indonesia	Conflict-Free
Tin	PT Eunindo Usaha Mandiri	Indonesia	Conflict-Free
Tin	PT Inti Stania Prima	Indonesia	Conflict-Free
Tin	PT Karimun Mining	Indonesia	Conflict-Free
Tin	PT Kijang Jaya Mandiri	Indonesia	Conflict-Free
Tin	PT Lautan Harmonis Sejahtera	Indonesia	Conflict-Free
Tin	PT Menara Cipta Mulia	Indonesia	Conflict-Free
Tin	PT Mitra Stania Prima	Indonesia	Conflict-Free
Tin	PT O.M. Indonesia	Indonesia	Unknown
Tin	PT Panca Mega Persada	Indonesia	Conflict-Free
Tin	PT Prima Timah Utama	Indonesia	Conflict-Free
Tin	PT Refined Bangka Tin	Indonesia	Conflict-Free
Tin	PT Sariwiguna Binasentosa	Indonesia	Conflict-Free
Tin	PT Stanindo Inti Perkasa	Indonesia	Conflict-Free
Tin	PT Sukses Inti Makmur	Indonesia	Conflict-Free
Tin	PT Sumber Jaya Indah	Indonesia	Conflict-Free
Tin	PT Tambang Timah	Indonesia	Unknown
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Conflict-Free
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Conflict-Free
Tin	PT Tinindo Inter Nusa	Indonesia	Conflict-Free
Tin	PT Tommy Utama	Indonesia	Conflict-Free
Tin	Resind Industria e Comercio Ltda.	Brazil	Conflict-Free
Tin	Rui Da Hung	Taiwan	Conflict-Free

METAL	SMELTER OR REFINER NAME	FACILITY LOCATION	CONFLICT-FREE STATUS[1]
Tin	Soft Metais Ltda.	Brazil	Conflict-Free
Tin	Super Ligas	Brazil	Unknown
Tin	Thailand Smelting & Refining Co Ltd	Thailand	Unknown
Tin	Thaisarco	Thailand	Conflict-Free
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	Unknown
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conflict-Free
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conflict-Free
Tin	Yunan Gejiu Yunxin Electrolyze Limited	China	Unknown
Tin	Yunnan Tin Company Limited	China	Conflict-Free
Tungsten	ACL Metais Eireli	Brazil	Conflict-Free
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Conflict-Free
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Conflict-Free
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Conflict-Free
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conflict-Free
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Conflict-Free
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conflict-Free
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conflict-Free
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conflict-Free
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	Unknown
Tungsten	Global Tungsten & Powders Corp.	USA	Conflict-Free
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conflict-Free
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	Conflict-Free
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conflict-Free
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conflict-Free
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Conflict-Free
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd.	China	Conflict-Free
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Conflict-Free
Tungsten	Hydrometallurg, JSC	Russian Federation	Conflict-Free
Tungsten	Japan New Metals Co., Ltd.	Japan	Conflict-Free
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conflict-Free
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conflict-Free
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Unknown

METAL	SMELTER OR REFINER NAME	FACILITY LOCATION	CONFLICT-FREE STATUS[1]
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conflict-Free
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conflict-Free
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	Conflict-Free
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conflict-Free
Tungsten	Kennametal Huntsville	USA	Conflict-Free
Tungsten	Kennametal Fallon	USA	Conflict-Free
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conflict-Free
Tungsten	Moliren Ltd.	Russian Federation	Conflict-Free
Tungsten	Niagara Refining LLC	USA	Conflict-Free
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	Conflict-Free
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conflict-Free
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	Conflict-Free
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Conflict-Free
Tungsten	Unecha Refractory metals plant	Russian Federation	Conflict-Free
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	Conflict-Free
Tungsten	Woltech Korea Co., Ltd.	Korea	Conflict-Free
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conflict-Free
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conflict-Free
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Conflict-Free
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Conflict-Free
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conflict-Free

Annex II

China	Russia
Taiwan	Spain
USA	Portugal
Japan	Turkey
United Arab Emirates	Korea
Canada	South Africa
Germany	India
Indonesia	Philippines
Uzbekistan	Sweden
Bolivia	Mexico
Brazil	Italy
Thailand	Russian Federation
Peru	Kazakhstan
Switzerland	Kyrgyzstan
Australia	Poland
Saudi Arabia	Singapore
New Zealand	Austria
Netherlands	Czech Republic
France	Belgium
Estonia	Vietnam
Macedonia	Poland